Exhibit 32.2

Section 906 Certification

The following statement is provided by the undersigned to accompany the Form 10-K of the MLM Index™ Fund and each Series(the MLM Index Unleveraged Series, the MLM Index Leveraged Series, the MLM Commodity L/N Index Unleveraged Series and the MLM Commodity L/S Index Unleveraged Series)pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the MLM Index™ Fund and each  Series (the MLM Index Unleveraged Series, the MLM Index Leveraged Series, the MLM Commodity L/N Index Unleveraged Series and the MLM Commodity L/S Index Unleveraged Series).

Date: March 22, 2011

/s/ James A. Mehling
Vice President and Chief Operating Officer
Mount Lucas Management Corporation,
Manager of the MLM Index™ Fund